SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the registrant [X]

Filed by a Party other than the registrant [  ]

Check the appropriate box:

[ ]	Preliminary proxy statement.

[ ]	Definitive proxy statement.

[X]	Definitive additional materials.

[ ]	Soliciting material under Rule 14a-12.

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-b(e)(2))

  Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Investment Trust
Lord Abbett Diversified Equity Strategy Fund
Lord Abbett Multi-Asset Balanced Opportunity Fund
Lord Abbett Multi-Asset Growth Fund
Lord Abbett Multi-Asset Income Fund
Lord Abbett Total Return Fund
Lord Abbett Research Fund, Inc.
Lord Abbett Small Cap Value Fund
Lord Abbett Securities Trust
Lord Abbett Alpha Strategy Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett International Core Equity Fund
Lord Abbett Value Opportunities Fund

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

THE LORD ABBETT FAMILY OF FUNDS

90 Hudson Street, Jersey City, NJ 07302-3973

PLEASE CAST YOUR VOTE TODAY

YOUR VOTE IS CRITICAL

Dear Shareholder:

We are pleased to report that at The Lord Abbett Family of Funds’ special shareholder meeting held on November 5, 2015, shareholders of a majority of the Funds approved the matters proposed for shareholder vote. Each of the remaining Funds has adjourned its shareholder meeting to December 15, 2015 at 11:00 a.m. (Eastern Time). Until that time, the polls will remain open for each adjourning Fund’s shareholders to vote on the proposals, including the proposals to amend that Fund’s investment restrictions regarding borrowing and lending and to ratify the selection of that Fund’s independent registered public accounting firm. As a shareholder of one or more of these Funds, you still have the opportunity to let your vote be counted.

We have received strong support for the proposals that you are being asked to approve. To date, more than 95% of shares voted have been in support of each proposal. However, we still need additional vote participation to pass these proposals.  Every vote is important. It is critical that ALL shareholders vote.

We have made numerous attempts to reach you. We urge you to exercise your voting rights and to vote as soon as possible. Once you cast your vote, you will not be called again and we will not mail additional proxy related materials to you.  You can vote online, by telephone or by signing and returning the enclosed proxy card in the return envelope provided.

Please take a moment now to cast your proxy vote using one of the options listed below so that your shares may be represented. Thank you for your assistance with this important matter.

Vote with a proxy specialist by calling 877-297-1747. We can answer your questions and record your vote (Monday–Friday, 9 a.m. – 10 p.m.; Saturday, 10 a.m. – 6 p.m. (Eastern time)).

Vote by Touch-Tone Phone by calling the phone number on the enclosed proxy card: Enter the control number printed on the card and follow the touchtone prompts.

Vote via the Internet by logging on to the website indicated on the enclosed proxy card, entering your control number printed on the card, and casting your vote by following the on-screen prompts.

Vote by Mail by mailing in your signed proxy card in the envelope provided.

Please vote promptly to ensure that your vote is counted at the adjourned Meeting on Tuesday, December 15, 2015.

LAR- 11.06.15